EPR Properties Announces New $1.0 Billion Revolving Credit Facility

Kansas City, MO – September 23, 2024 – EPR Properties (NYSE: EPR) today announced that it has entered into a Fourth Amended, Restated and Consolidated Credit Agreement, governing a new amended and restated $1.0 billion unsecured revolving credit facility. The new facility, which matures on October 2, 2028, replaces the Company’s existing $1.0 billion senior unsecured revolving credit facility. The new facility provides for an initial maximum principal amount of borrowing availability of $1.0 billion with an "accordion" feature under which the Company may increase the total maximum principal amount available by $1.0 billion, to a total of $2.0 billion, subject to lender consent. In addition to including customary covenants and events of default, the new facility (i) generally reduces the interest rate payable on outstanding loans, (ii) eliminates the tangible net worth covenant, (iii) modifies the secured debt to total asset value covenant, to permit the Company to incur additional secured debt if it so elects, and (iv) simplifies the method used to value assets under the facility. The Company is afforded two options to extend the maturity date of the new facility by an additional six months each (for a total of 12 months), subject to paying additional fees and the absence of any default.

The Company expects to use borrowings under the new facility for general business purposes, including the acquisition of experiential properties consistent with its current strategy. “We are pleased to announce the completion of this new credit facility, which provides us with enhanced borrowing flexibility and more favorable terms,” stated Greg Silvers, President and CEO of EPR Properties. “This facility strengthens our financial foundation as we invest in experiential properties and demonstrates the confidence of our bank group in our long-term strategy.”

About EPR Properties
EPR Properties is the leading diversified experiential net lease real estate investment trust (REIT), specializing in select enduring experiential properties in the real estate industry. We focus on real estate venues which create value by facilitating out-of-home leisure and recreation experiences where consumers choose to spend their discretionary time and money. We have total assets of approximately $5.6 billion (after accumulated depreciation of approximately $1.5 billion) across 44 states. We adhere to rigorous underwriting and investing criteria centered on key industry, property and tenant level cash flow standards. We believe our focused approach provides a competitive advantage and the potential for stable and attractive returns. Further information is available at www.eprkc.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

With the exception of historical information, certain statements contained herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as those pertaining to our capital resources and liquidity, our borrowing availability, our pursuit of growth opportunities, and our financial condition. The forward-looking statements presented herein are based on the Company's current expectations. Forward-looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of actual events. There is no assurance that the events or circumstances reflected in the forward-looking statements will occur. You can identify forward-looking statements by use of words such as “will be,” “intend,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “pipeline,” “estimates,” “offers,” “plans,” “would” or other similar expressions or other comparable terms or discussions of strategy, plans or intentions contained herein. Forward-looking statements necessarily are dependent on assumptions, data or methods that may be incorrect or imprecise. These forward-looking statements represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Many of the factors that will determine these items are beyond our ability to control or predict. For further discussion of these factors see “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date hereof. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except as required by law, we do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date hereof.

EPR Properties
Brian Moriarty, 816-472-1700
Vice President, Corporate Communications
brianm@eprkc.com